As filed with the Securities and Exchange Commission on October 13, 2020

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
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the Securities Exchange Act of 1934 (Amendment No. )

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ROYCE GLOBAL VALUE TRUST, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Royce Global Value Trust, Inc. Postpones

Special Meeting of Stockholders until October 30, 2020

NEW YORK, October 7, 2020 /PRNewswire/ -- Royce Global Value Trust, Inc. (NYSE: RGT) (the “Fund”) today announced that the Special Meeting of Stockholders (the “Meeting”) previously scheduled for Thursday, October 8, 2020 at 1:00 p.m. Eastern Time has been postponed to Friday, October 30, 2020 at 1:00 p.m. Eastern Time in order to solicit additional stockholder votes. As previously announced, due to the continuing public health impact of the COVID-19 pandemic and to support the health and safety of the Fund’s stockholders, the Meeting will be held in a virtual meeting format and will be accessible solely by means of remote communication.

The record date of September 8, 2020 remains unchanged. Previously submitted proxies are revocable. The previous submission of proxies also will not affect your right to vote in the event that you attend the Meeting. Please note, however, that attendance alone at the Meeting without voting will not be sufficient to revoke a previously authorized proxy.

The Fund recently filed a supplement (the “Supplement”) to its definitive proxy statement, dated May 11, 2020 (as supplemented, the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”). The Supplement contains, among other things, a new notice with an updated record date. The Supplement was distributed to all stockholders entitled to vote at the Meeting. Stockholders are advised to read the Proxy Statement and the Supplement in full because they contain important information about the proposal. The Proxy Statement and the Supplement are available on the Internet at http://www.ReadOurMaterials.com/rgt. The Proxy Statement, the Supplement, and other documents filed by the Fund are also available for free on the SEC's website at http://www.sec.gov.

The WHITE proxy card included with the proxy materials that were distributed to stockholders as of the original record date (i.e., May 1, 2020) has not been updated to reflect the changes in location, date, or time for the Meeting. The WHITE proxy card included with the proxy materials that were distributed to stockholders as of the new record date (i.e., September 8, 2020) has not been updated to reflect the date change for the Meeting. Both WHITE proxy cards may, however, continue to be used by stockholders entitled to vote at the Meeting.

The Meeting is being held to approve a new investment advisory agreement with Royce Investment Partners (“Royce”)1, the Fund’s investment manager. The Board recommends stockholders vote “FOR” the approval of the new investment advisory agreement. Approval of the new agreement will enable Royce to continue to manage the Fund and execute the strategy that has delivered impressive relative performance for stockholders. The two leading proxy advisory firms, Institutional Shareholder Services Inc. and Glass Lewis & Co., have also recognized the Fund’s outperformance relative to its peers and the benefits of approving the new investment advisory agreement, and have therefore recommended stockholders vote “FOR” the approval of the new investment advisory agreement. Each vote is important, regardless of the number of shares owned, and not voting has the same effect as voting against the new investment advisory agreement.

The Meeting will be held at the following website: http://www.meetingcenter.io/249551845. To participate in the Meeting, Fund stockholders must enter the following password: RGVT2020. Fund stockholders must also enter the control number that appears on the WHITE proxy card that they previously received from the Fund.

The website for the Meeting will become accessible to stockholders beginning at approximately 1:00 p.m. Eastern Time on October 29, 2020. Stockholders are encouraged to access the website beginning at this time and prior to the start of the Meeting to allow ample time to log into the Meeting webcast and test the computer system, and, if planning to vote at the Meeting, to vote using the stockholder ballot accessible on the Meeting website. Such ballot will contain instructions on how to submit votes during the Meeting, including the email address to which the completed ballot and any legal proxies should be sent. For questions relating to participation at the Meeting by remote communication, please call Computershare Fund Services (“Computershare”) toll-free at (800) 426-5523.

Stockholders who hold shares through an intermediary, such as a bank or broker, must register in advance to attend the Meeting. To register, stockholders must submit proof of their proxy power (legal proxy) reflecting their Fund holdings, along with their name and email address to Computershare. Stockholders may forward an email from their intermediary or send an image of their legal proxy to shareholdermeetings@computershare.com. Requests for registration must be received no later than 1:00 p.m. Eastern Time on October 27, 2020. Stockholders will receive a confirmation email from Computershare of the stockholder’s registration and a control number that will allow the stockholder to vote at the Meeting.

Stockholders are not required to attend the Meeting to vote on the proposal. Whether or not stockholders plan to attend the Meeting, the Fund urges stockholders to authorize a proxy to vote their shares in advance of the Meeting by one of the methods described in the Proxy Statement.

Stockholders who need assistance voting may contact the Fund’s proxy solicitor, Innisfree M&A Incorporated, by calling (877) 825-8906 (toll-free in North America). Banks and brokers may call collect at (212) 750-5833.

About Royce Global Value Trust, Inc.

Royce Global Value Trust, Inc. is a closed-end diversified management investment company whose shares of Common Stock are listed and traded on the New York Stock Exchange. The Fund invests in both U.S. and non-U.S. common stocks (generally market caps up to $10 billion).

For further information on The Royce Funds℠, please visit our web site at: www.royceinvest.com.

Forward Looking Statement

This press release is not an offer to purchase nor a solicitation of an offer to sell shares of the Fund. This letter may contain statements regarding plans and expectations for the future that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking and can sometimes be identified by the use of words such as “plan,” “expect,” “will,” “should,” “could,” “anticipate,” “intend,” “project,” “estimate,” “guidance,” “possible,” “continue” and other similar terms and phrases, although not all forward-looking statements include these words. Such forward-looking statements are based on the current plans and expectations of the Fund, and are subject to risks and uncertainties that could cause actual results, performance and events to differ materially from those described in the forward-looking statements. Additionally, past performance is no guarantee of future results. Additional information concerning such risks and uncertainties are or will be contained in the Fund’s filings with the SEC, including the Fund’s Annual Report to Stockholders on Form N-CSR for the year ended December 31, 2019, the Fund’s Semiannual Report to Stockholders on Form N-CSRS for the six-month period ended June 30, 2020, and subsequent filings with the SEC. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. The Fund does not undertake any responsibility to update publicly or revise any forward-looking statement.

Media Contact

Joele Frank, Wilkinson Brimmer Katcher: Lucas Pers 212-355-4449

Important Disclosure Information

1 Royce & Associates, LP is a Delaware limited partnership that primarily conducts its business under the name Royce Investment Partners.

Royce Global Value Trust, Inc. Announces Conditional Tender Offer

NEW YORK—October 9, 2020. Royce Global Value Trust, Inc. (NYSE: RGT) (the “Fund”) today announced that its Board of Directors (the “Board”) has authorized a conditional cash tender offer for up to 40% of the Fund’s outstanding shares of common stock (the “Shares”) at a price per Share equal to 100% of the Fund’s net asset value per Share as of the close of regular trading on the New York Stock Exchange on the date the tender offer expires, provided the Fund’s stockholders approve a new investment advisory agreement with Royce Investment Partners (‘Royce”)1, the Fund’s investment manager, in accordance with the requirements of the Investment Company Act of 1940. Such new agreement will be voted upon at the Special Meeting of Stockholders that is currently scheduled to be held on Friday, October 30, 2020 at 1:00 p.m. Eastern Time in a virtual meeting format.

Additional terms and conditions of the tender offer will be set forth in filings to be made with the Securities and Exchange Commission, the Fund’s tender offering materials sent to stockholders, and additional press releases, as applicable. If the number of Shares tendered in the tender offer exceeds the maximum number of Shares that is subject to the tender offer, the Fund will purchase Shares from tendering stockholders on a pro rata basis (disregarding fractional shares). Accordingly, no assurance can be given that the Fund will purchase all of a stockholder's tendered Shares in the tender offer or that such Share repurchases will reduce or eliminate any discount of the Fund’s market price per Share to the Fund’s net asset value per Share. This announcement of a contingent tender offer is not a recommendation, an offer to purchase, or a solicitation of an offer to sell Shares and the above statements are not intended to constitute an offer to participate in any tender offer.

About Royce Global Value Trust, Inc.

Royce Global Value Trust, Inc. is a closed-end diversified management investment company whose shares of Common Stock are listed and traded on the New York Stock Exchange. The Fund invests in both U.S. and non-U.S. common stocks (generally market caps up to $10 billion).

For further information on The Royce Funds℠, please visit our web site at: www.royceinvest.com.

Forward Looking Statement

This press release is not an offer to purchase nor a solicitation of an offer to sell shares of the Fund. This letter may contain statements regarding plans and expectations for the future that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking and can sometimes be identified by the use of words such as “plan,” “expect,” “will,” “should,” “could,” “anticipate,” “intend,” “project,” “estimate,” “guidance,” “possible,” “continue” and other similar terms and phrases, although not all forward-looking statements include these words. Such forward-looking statements are based on the current plans and expectations of the Fund, and are subject to risks and uncertainties that could cause actual results, performance and events to differ materially from those described in the forward-looking statements. Additionally, past performance is no guarantee of future results. Additional information concerning such risks and uncertainties are or will be contained in the Fund’s filings with the SEC, including the Fund’s Annual Report to Stockholders on Form N-CSR for the year ended December 31, 2019, the Fund’s Semiannual Report to Stockholders on Form N-CSRS for the six-month period ended June 30, 2020, and subsequent filings with the SEC. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. The Fund does not undertake any responsibility to update publicly or revise any forward-looking statement.

Media Contact

Joele Frank, Wilkinson Brimmer Katcher: Lucas Pers 212-355-4449

Important Disclosure Information

1 Royce & Associates, LP is a Delaware limited partnership that primarily conducts its business under the name Royce Investment Partners.